UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☑     Definitive Additional Materials
☐     Soliciting Material Pursuant to 240.14a-12
Terra Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑     No fee required.
☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     On October 26, 2009, Terra Industries Inc. (the “Company”) began using the following presentation in connection with investor meetings and posted it on the Company’s website (www.terraindustries.com):

Supplying Industry Cleaning the Air Feeding the World Terra Industries Inc. Investor presentation October 2009

Forward-looking statements

Certain statements in this communication may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," and similar expressions are used to identify these forward-looking statements. In particular, statements about our plans or intentions regarding the offering of Terra Capital, Inc.'s Senior Notes due 2019 (the "Notes"), Terra's declaration and payment of the special cash dividend, the completion of the tender offer and consent solicitation for Terra Capital, Inc.'s 7.00% Senior Notes due 2017 and the completion of the Carseland acquisition and the benefits to Terra from such acquisition are forward-looking statements and may not necessarily occur. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:

- the risk that Terra Capital, Inc.'s offering of the Notes will not be completed,
- the risk that Terra Capital, Inc.'s cash tender offer for the 7.00% Senior Notes due 2017 will not be completed;
- the risk that the closing of the Carseland acquisition, which is conditioned on the completion of Agrium's unsolicited bid for CF Industries Holdings, Inc., may not occur,
- risks related to potential acquisition transactions,
- changes in financial and capital markets,
- general economic conditions within the agricultural industry,
- competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),
- changes in product mix,
- changes in the seasonality of demand patterns,
- changes in weather conditions,
- changes in environmental and other government regulation,
- changes in agricultural regulations, and
- changes in the securities trading markets.

Additional information as to these factors can be found in Terra's 2008 Annual Report/10-K, in the sections entitled "Business," "Risk Factors," "Legal Proceedings," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Notes to the consolidated financial statements.

1

2Important Information and Where to Find ItOn October 13, 2009, Terra filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2009 Annual Meeting, and is mailing the definitive proxy statement to its shareholders. Investors and security holders are urged to read the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC (when available), because they contain important information.Investors and security holders may obtain a free copy of the definitive proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.In addition, the definitive proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000,Sioux City, IA 511026000.Important additional information

3Certain Information Concerning ParticipantsTerra, its directors, executive officers and certain employees specified in Annex A to Terra’s definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13,2009, are participants in the solicitation of Terra’s security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009,and its definitive proxy statement for the 2009 Annual Meeting. To the extent holdings of Terra securities have changedsince the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.Important additional information (cont’d)

Terra is a strong investment proposition The leading pure play nitrogen producer with focus on more stable, higher margin products Track record of using cash to Well positioned to add value capture growth Strong nitrogen industry Solid liquidity position fundamentals Experienced management team with track record of delivering Strong financial position shareholder value Significant cash returns to shareholders 4

The leading pure-play nitrogen company

- Leading pure play producer of nitrogen fertilizer
- Serves both agriculture and more stable industrial customers
- Upgrades significant portion of ammonia capacity to higher value-added products
- Focus on higher margin products vs. ammonia and urea
- Facilities ideally located to take advantage of low-cost natural gas and favorable transportation costs


2008 product mix
by revenue
Urea 4%
Other 3%
Ammonium Nitrate 11%
Ammonia - Agricultural 15%
Ammonia - Industrial 19%
UAN 48%
2008 revenue: $2,891 million


2008 customer mix
by revenue
Industrial 29%
Agricultural 71%
2008 revenue: $2,891 million

Source: Terra Management.

5

Terra is exposed to advantaged geographies and feedstocks


Terra Production
Natural gas at basis advantage to Henry Hub

Note: Shaded states indicate Cornbelt.

- 65% of Terra's total ammonia production volume is located inland or in gas advantaged regions
- Terra's mid-continent plants have lower transportation costs
- Terra has deliberately located its core manufacturing assets away from the U.S. Gulf Coast, where import competition is most severe

UK



Trinidad and Tobago



Terra's production is ideally situated to serve the Cornbelt

6

7Strong nitrogen industry fundamentals Agricultural business is projected to grow over the next 10 yearsNitrogen is required each year to fertilize crops, unlike phosphate and potash whose application can be discretionary Nitrogen consumption is expected to be robust, driven by plantedacres of cornPlanted acres of corn in the United States(acres in millions)86.087.089.090.090.58384858687888990912008/09E2009/10E2010/11E2014/15E2018/19EPlanted acres (millions)Source:USDA.

Strong nitrogen industry fundamentals

Outlook for farm income

- Crop prices generally rising in recent weeks due to 2009 production potential
- Soybean prices have also been boosted by strong exports and tightening stocks
- Livestock cash receipts will be down this year due to lower prices for milk, hogs and cattle
- Crop cash receipts in 2009 will be down by about $10 billion as a result of lower prices compared to the very strong prices recorded in 2008
- Cash production expenses in 2009 likely to be down by about $8 billion due to lower costs for feed, fuel and fertilizer; costs for almost all other production inputs will be up
- Net cash farm income falls from the record high of around $93 billion in 2008 to about $54 billion in 2009

Farm incomes remain strong by historical standards



($ in billions)
Net cash farm income
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
1993
1995
1997
1999
2001
2003
2005
2007
2009E

Source: Doane, USDA.

The average size of a U.S. farm is 418 acres

8

Nitrogen import volumes

Nitrogen import volumes for the 2008 / 2009 fertilizer year are down



'000 tons
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
–
Ammonia
UAN
Urea
2004/05
2005/06
2006/07
2007/08
2008/09

July / August import volumes



'000 tons
1,600
1,400
1,200
1,000
800
600
400
200
–
Ammonia
UAN
Urea
2004/05
2005/06
2006/07
2007/08
2008/09
2009/10

Source: USITC

Ammonia imports are important for U.S. nitrogen supply

9

Well positioned to capture growth

Increased production to UAN, a high growth, flexible product

Indexed North America UREA & UAN Volume (2003 = 100)
(consumption + exports)


170
160
150
140
130
120
110
100
90
80
2003
2005
2007
2009E
2011E
2013E
2015E
UAN
Urea

Source: Fertecon.

- Expanding Woodward facility UAN capacity from 300,000 tons to 825,000 tons
  - ✓ Positions Terra to take advantage of continued growth in UAN
- UAN is the fastest-growing nitrogen product in North America
- Terra Environmental Technologies is focused on liquid urea sales into the fast-growing environmental sector

Terra

10

UAN commands a premium


Green Markets – Mid Cornbelt
$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
-
Mar-00
Aug-01
Dec-02
Apr-04
Sep-05
Jan-07
May-08
Sep-09
Chinese raise export tariff on Urea to 135%
Strong demand from India and Pakistan tightens global supply
UAN
Urea
Ammonia

Source: Green Markets.

11

UAN provides significant advantages to growers

UAN delivers economic benefits over ammonia. Why?

- Efficiency
  - ✓ Protects yields through flexible application
  - ✓ UAN can be mixed with other crop inputs (e.g. pesticides, herbicides) so the farmer can make one pass through the field
  - ✓ Up to 1,500 acres/day of UAN can be applied, whereas ammonia is limited to ~200-300 acres/day
  - ✓ Ammonia equipment is capital-intensive
  - ✓ Ammonia freight/handling costs will continue to increase
- Field application
  - ✓ Ammonia must be injected into the ground; farmers must use specialized equipment and can apply only when soil conditions are optimal (dry)
  - ✓ UAN is non-hazardous and can be sprayed directly on the ground
- Safety
  - ✓ Ammonia is a hazardous product that must be shipped in specialized barges/railcars/trucks
  - ✓ UAN is much safer and easier to handle

12

Strong nitrogen industry fundamentals

Stable margin industrial and growing environmental businesses

- Environmental technologies
  - ✓ Leader in NOx abatement reagents
  - ✓ The leading North American diesel exhaust fluid ("DEF") producer
  - ✓ Dedicated DEF production capacity
  - ✓ Dedicated technical team
  - ✓ Full supply chain oversight

Growth driven by increased emission reduction requirements

- Industrial chemicals
  - ✓ Leading North American producer of ammonia and derivatives such as:
  - ✓ Ammonium nitrate as a blasting product for mining applications
  - ✓ Nitric Acid as a raw material for nylon fibers, polyurethane foams, specialty fibers, and other nitrogen products

Stable margin business

13

Uniquely positioned to serve DEF customers

- Fast growing demand
  - ✓ By 2018, expect U.S. demand to be ~2.5 million tons of urea equivalent
  - ✓ Terra expects to be a leading provider to DEF customers
  - ✓ Additional domestic capacity needed within a few years:
    - Terra will decide within 12 to 18 months where / how to expand capacity
- Domestic production preferred due to quality requirements
  - ✓ Liquid product expensive to transport due to water content
  - ✓ Granular product uses formaldehyde as a stabilizer, which fouls catalyst systems
- Contribution to bottom line
  - ✓ Margins generally better than agricultural and other industrial margins
  - ✓ Expect $400-$500 million in related annual revenues by 2015

14

Agreement to purchase Canadian nitrogen production assets

- On October 19th, 2009, Terra announced that it had signed an agreement to acquire a 50% interest in Agrium Inc.'s Carseland, Alberta, Canada nitrogen production assets and certain U.S. assets for approximately $250 million
- The Carseland facility has the capacity to produce approximately 590,000 short tons of ammonia and approximately 750,000 short tons of granular urea per year
- On an as adjusted operating basis for the twelve-month period ending June 30, 2009, Terra estimates gross revenues for 50% ownership of the Carseland facility would have been approximately $125 million, operating income would have been approximately $33 million and depreciation and amortization would have been approximately $16 million(1)
- Acquisition will provide Terra with:
  - ✓ Greater exposure to cost-advantaged natural gas
  - ✓ More diverse geographic footprint in North America
  - ✓ Ownership in a facility that enables the manufacturing of upgraded ammonia-based products
- Transaction is subject to certain closing conditions and contingencies, including the successful completion of Terra Capital, Inc.'s $600 million notes offering and Agrium's completion of its proposed acquisition of CF Industries

(1) The foregoing estimates were derived by Terra's management by applying certain adjustments and assumptions to underlying financial data provided to Terra by Agrium. These include adjustments to annual and quarterly data to derive data for the twelve-month period ended June 30, 2009 and adjustments regarding anticipated cost allocations. Terra cannot make any assurances, however, that these assumptions and adjustments accurately reflect actual historical operating results or will be indicative of future performance. Terra also cannot make any assurances that the underlying data provided by Agrium is accurate and will not change.

15

Q3 earnings update

	Primary drivers of Q3 results
Revenue	■ Weaker agricultural and industrial demand related to the overall economic slowdown contributed to these factors ■ Market conditions reflected undervalued, volume driven UAN prices
Operating income	■ Decrease largely due to lower gross profits for our major products – ammonia, UAN and ammonium nitrate ■ Scheduled turnarounds at the Verdigris facility and a curtailment and a maintenance related outage at the Donaldsonville facility further reduced operating income
Net income	■ Lower income tax expense offset a significant amount of the operating income change
Outlook	■ Strong agricultural nitrogen demand ■ Strengthening nitrogen selling prices

Q3 2009 results

	Q3 '08	Q2 '09	Q3 '09
Revenues	$790.2	$453.5	$347.0
Operating income	$209.5	$131.9	$54.2
Net income[(1)]	$164.9	$80.5	$45.9

(1) Attributable to Terra Industries Inc.

Key financial statement items

Balance sheet	9/30/09
Cash and cash equivalents	$1,000.8
Total assets	2,031.4
Customer prepayments	40.9
Long-term debt	330.0

Cash flow	Q3' 09
Depreciation and amortization	$23.8

Terra

16

Significant free cash flow generation

Targeted uses of free cash flow[1]

- Investing in lower risk, high-return capacity and discretionary cost-reduction projects
- Accelerate growth through profitable new products and applications
- Pursue strategic, bolt-on acquisitions



($ in millions)
$203
$106
$449
$883
$478
2005A
2006A
2007A
2008A
LTM 09/30/09

(1) Defined as Adjusted EBITDA less capital expenditures and plant turnaround expenditures .
Note: See free cash flow reconciliation to net income attributable to Terra Industries Inc. on page 25 and GAAP reconciliation disclosure on page 24.

Strong free cash flow creates opportunities for future deployment

17

Pro forma liquidity

- Assumes repurchase or tender for all existing 7.00% Senior Notes due 2017, issuance of $600 million in new Senior Notes and payment of planned special cash dividend of $7.50 per share and potential acquisition of Agrium's Carseland facility and certain U.S. assets

($ in millions)

	Actual 9/30/2009
Cash and cash equivalents	$1,001
(–) Prepayments	(41)
Cash, net of prepayments	$960
(+) Net proceeds received from $600 million 2019 notes[1]	$578
(–) Repayment of 7.00% senior unsecured notes due 2017 and tender premiums[2]	(381)
(–) Special cash dividend of $7.50 per share[3]	(750)
(–) Agrium's Carseland, Alberta facility acquisition[4]	(250)
Pro forma available cash and cash equivalents	$157
Availability of revolving credit facilities ($200 million)[5]	$200
(–) Letters of credit	(8)
Pro forma available liquidity	$349

Source: Company filings and Management.
(1) Net of OID and fees and expenses.
(2) Inclusive of tender premium (assumes 100% of existing Senior Notes are tendered at 115.375).
(3) Announced intention to declare and pay the dividend in the fourth quarter of 2009.
(4) Announced 50% acquisition of Agrium's Carseland, Alberta nitrogen plant and certain U.S. assets, subject to Agrium's acquisition of CF Industries and customary closing conditions.
(5) Revolving credit facilities of $150 million at Terra Capital, Inc. and of $50 million at Terra Nitrogen Company, L.P.

Significant financial flexibility

Terra

18

US is steadily becoming a smaller player in global phosphate production



Phosphate fertilizer production
(tons in thousands)
US production as a % of global production
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
26.2%
24.3%
24.6%
24.8%
23.7%
22.1%
19.7%
18.7%
17.4%
16.0%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009 (1)
Asia / Pacific
United States
Africa / Middle East
FSU
Europe
Other Americas

Source: Fertecon Research Centre Limited.
(1) 2009 estimated.

19

Historical exchange ratio and DAP pricing



Daily average exchange ratio
Pricing in US$ / tonne
Monthly US DAP pricing
($ / tonne)
8/11/05 (CF IPO) – 10/31/07 (Phosphate price similar to current)
Average exchange ratio: 0.4344x
CF proposal: 0.4650x
Exch. ratio premium: 7.0%
Exch. ratio discount with CFS dilution: (2.8%)
11/1/07 –1/15/09 (CF proposal)
Average exchange ratio: 0.3511x
CF proposal: 0.4650x
Exch. ratio premium: 32.4%
Exch. ratio premium with CFS dilution: 20.3%
1/15/09: CF's proposal for Terra
0.5500x
0.5000x
0.4500x
0.4000x
0.3500x
0.3000x
0.2500x
1,500
1,250
1,000
750
500
250
0
8/11/05
4/23/06
1/4/07
9/16/07
5/29/08
2/8/09
10/22/09
Exchange ratio
DAP phosphate price (1)

CF's opportunistic proposal coincided with the lowest exchange ratio between CF and Terra

Source: FactSet Research Systems and Fertecon Research Centre Limited.
(1) DAP phosphate price reported monthly and based on US Gulf – bulk fob.

20

Terra's strategy is right for the current environment and for potential future cycles

Terra's strategy for managing the current environment

- Manage production to meet demand, keeping inventories low
- Leverage advantageous gas pricing in energy markets
- Acquire accretive, cash flow generating assets to provide returns to shareholders
- Use cash reserves to reinvest in the Company through capital projects and/or strategic opportunities
- Return excess cash to shareholders

Why we're optimistic

- Farm incomes projected to remain strong
- Agriculture fundamentals remain positive
  - ✓ Global population and demand for more protein continues to grow
  - ✓ Global grain inventories are low
- Terra's industrial business focuses on mining, power generation and government-mandated emissions reduction
- Competitors are now even less likely to build new capacity due to uncertain economic outlook and significant differential between cost to buy vs. build
- Upgraded product will capture increasing market share from ammonia
- Terra is well-positioned throughout industry cycles
  - ✓ North American assets have advantages in natural gas and freight costs
  - ✓ Terra is financially solid
  - ✓ Management has successfully navigated the Company through previous cycles

21

Terra will deliver value for its shareholders

- Pure play focus on nitrogen products
- Product mix oriented to the growth trend in upgraded products for agricultural and industrial businesses
- Environmental Technologies business, which is uniquely positioned for revenue and margin growth
- Acquire cash flow generating assets that are accretive to shareholders and provide an attractive return on invested capital
- Sufficient scale to efficiently manage supply in the context of demand fluctuations
- Diverse customer and business mix without significant customer or business concentrations
- Geographic asset diversification and lower transportation costs to end-users
- Strong balance sheet with significant financial flexibility

22

Supplying Industry Cleaning the Air Feeding the World Terra Industries Inc. 23Questions and answers

24GAAP reconciliation disclosureTerra prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage Terra’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) of the SEC may provide users of the financial information with additional meaningful information.Terra has provided EBITDA, adjusted EBITDA and free cash flow, which are non-GAAP financial measures. Terra’s management evaluates its business and makes certain operating decisions using these adjusted numbers.A reconciliation between GAAP and the non-GAAP measure is provided. These non-GAAP measures should not be considered a substitute for GAAP measures.

Year ended December 31,Nine months endingLTM 2005A2006A2007A2008A9/30/20089/30/20099/30/2009Net income attributable to Terra Industries Inc.$22$4$202$641$476$156$321Income tax (benefit) expense21101272402305666Interest expense, net of interest income454212411719Depreciation and amortization11611510288657093EBITDA$204$170$443$973$772$299$499Adjustments Distributions from unconsolidated affiliates greater (less) than equity earnings$25$19$16$10($52)$30$92Distributions to noncontrolling interest less (greater) than noncontrolling interest expense 0215(2)(4)(13)(11)Loss on early retirement of debt27-39—Change in fair value of warrant liability(9)—Other (income) costs, net(1)—1414(Income) loss from discontinued operations, net of tax10119(8)(8)(1)(1)Adjusted EBITDA$256$192$531$972$708$329$593(-) Capital expenditures and turnaround expenditures(53)(86)(82)(89)(70)(96)(115)Free cash flow$203$106$449$883$638$234$478Reconciliation of EBITDA, Adjusted EBITDA and free cash flow($ in millions)Source:Terra Management. (1)The 2009 other (income) costs, net consisted of $14.3 million attributable to Terra’s defense costs related to the unsolicited proposals by CF for abusiness combination with Terra.